Explanation of Responses:

(1)  FS Private Investments III LLC (“FS Private”) is making this filing on Form 4 on behalf of itself and on behalf of the following individuals and entities:  Brian P. Friedman, James L. Luikart, ING Barings U.S. Leveraged Equity Plan LLC (“ING US”), ING Furman Selz Investors III L.P. (“ING Furman”) and ING Barings Global Leveraged Equity Plan Ltd. (“ING Global” and, together with ING Furman and ING US, collectively, the “Funds”).  The Funds, together with FS Private, Mr. Friedman and Mr. Luikart are collectively referred to herein as the “Reporting Persons”.  Mr. Friedman is the only Reporting Person that remains subject to Section 16 of the Securities Exchange Act of 1934 following this filing.  This is an exit filing with respect to all Reporting Persons other than Mr. Friedman.

ING Furman Selz Parallel Fund III L.P. (“ING Parallel”) is a limited partner of ING Furman.  ING Furman Selz Investments III LLC (“ING Investments”) is a member of ING US, a general partner and a limited partner of ING Furman, a shareholder of ING Global and a general partner of ING Parallel.  FS Private is the manager of each of the Funds, is a member of ING US, a limited partner of ING Furman and a member of ING Investments, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock which are held for the accounts of the Funds, and, in its capacity as manager of the Funds, may be deemed to beneficially own the shares of Common Stock which are held for the accounts of the Funds.  FS Private disclaims beneficial ownership of the shares of Common Stock except to the extent of its pecuniary interest therein.  Mr. Luikart and Mr. Friedman are managing members of FS Private, members of ING US and members of ING Investments and, in their respective capacity as a managing member of FS Private, may be deemed to beneficially own the shares of Common Stock which are held for the accounts of the Funds.  In addition, Mr. Friedman is a general partner of 2055 Partners L.P. (“2055 Partners”) which is a member of ING Investments and, in such capacity, may be deemed to beneficially own the shares of the account of 2055 Partners.  Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock except to the extent of their pecuniary interest therein.

(2)  On December 20, 2010, (i) ING US distributed 388,677 shares of Common Stock to its members in a pro rata distribution for no consideration, (ii) ING Furman distributed 1,278,078 shares of Common Stock to its partners in a pro rata distribution for no consideration, (iii) ING Global distributed 167,470 shares of Common Stock to its shareholders in a pro rata distribution for no consideration, (iv) ING Parallel received 18,162 shares of Common Stock from ING Furman pursuant to the pro rata distributions and distributed 18,162 shares of Common Stock to its partners in a pro rata distribution for no consideration, (v) ING Investments received 673,160 shares of Common Stock from the Funds and ING Parallel pursuant to the pro rata distributions and distributed 673,160 shares of Common Stock to its members in a pro rata distribution for no consideration, (vi) FS Private received 160,703 shares of Common Stock from ING Furman, ING US and ING Investments pursuant to the pro rata distributions and distributed 160,703 shares of Common Stock to its members in a pro rata distribution for no consideration and (vii) 2055 Partners received 4,585 shares of Common Stock from ING Investments pursuant to the pro rata distributions for no consideration.

(3)  On December 20, 2010, Mr. Friedman received 164,951 shares of Common Stock as a member of FS Private, a member of ING US and a member of ING Investments in connection with the pro rata distributions discussed in Footnote (2) above.  Following the pro rata distributions, Mr. Friedman is the direct beneficial owner of 164,951 shares of Common Stock and, in his capacity as general partner of 2055 Partners, may be deemed to be the indirect beneficial owner of the 4,585 shares of Common Stock held for the account of 2055 Partners.  Mr. Friedman disclaims beneficial ownership of the shares of Common Stock held by 2055 Partners except to the extent of his pecuniary interest therein.

(4)  On December 20, 2010, Mr. Luikart received 85,456 shares of Common Stock as a member of FS Private, a member of ING US and a member of ING Investments in connection with the pro rata distributions discussed in Footnote (2) above.  Following the pro rata distributions, Mr. Luikart is the direct beneficial owner of 85,456 shares of Common Stock.

(5)  Mr. Friedman and each of (i) Jefferies High Yield Trading, LLC (“Trading”), which beneficially owns shares of Common Stock; (ii) Jefferies & Company, Inc. (“Jefferies”), which beneficially owns shares of Common Stock and may be deemed to beneficially own the shares of Common Stock held for the account of Trading; (iii) Jefferies Group, Inc. (“Group”), which may be deemed to beneficially own the shares of Common Stock held for the accounts of Trading and Jefferies; and (iv) Jefferies High Yield Holdings, LLC (“Holdings” and, together with Trading, Jefferies and Group, “Jefferies Company”), which may be deemed to beneficially own the shares of Common Stock held for the account of Trading, may coordinate their decisions or actions relating to the holding, voting and/or disposition of the shares of Common Stock beneficially owned by each such person.  Each of the Reporting Persons expressly disclaims (a) beneficial ownership of the shares of Common Stock beneficially owned by Jefferies Company and (b) that the Reporting Persons and Jefferies Company constitute a “group” or “person” for purposes of Section 13 of the Securities Exchange Act of 1934, as amended.

FS PRIVATE INVESTMENTS III LLC

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.
By:	FS Private Investments III LLC,
as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Managing Member

ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC
By:	FS Private Investments III LLC,
as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

ING FURMAN SELZ INVESTORS III L.P.
By: FS Private Investments III LLC, as Manager

By:	/s/ James L. Luikart
Name: James L. Luikart
Title: Managing Member

/s/ Brian P. Friedman
Brian P. Friedman

/s/ James L. Luikart
James L. Luikart